Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-23053, 33-38030, 33-65192, 333-38865, 333-66029, 333-103245, 333-114066, 333-123675, 333-123676 and 333-132054) of ABIOMED, Inc. of our report dated June 12, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 14, 2006